SECOND AMENDMENT
TO SUBADVISORY AGREEMENT


      THIS AMENDMENT effective as of the 31st day of January, 2008 amends that certain Subadvisory Agreement effective June 27, 2007 as amended on September 24, 2007 (the "Agreement") among Phoenix Opportunities Trust (the "Fund"), a Delaware statutory trust on behalf of its series Phoenix CA Tax-Exempt Bond Fund, Phoenix Core Bond Fund, Phoenix Diversifier PHOLIO, Phoenix
Money Market Fund, Phoenix Multi-Sector Fixed Income Fund,
Phoenix Multi-Sector Short Term Bond Fund, Phoenix Wealth Accumulator, Phoenix Wealth Builder PHOLIO and Phoenix Wealth Guardian PHOLIO (each a "Series"), Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser") and Goodwin Capital Advisers, Inc., a New York corporation (the
"Subadviser") as follows:

1.	Phoenix Senior Floating Rate Fund is hereby added as an
additional series to the Agreement.

2.	Schedule F to the Agreement is hereby deleted and Schedule
F attached hereto is substituted in its place.

3.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

4.	This Amendment may be executed in one or more counterparts,
each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.


      [signature page follows]

















      IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers.


PHOENIX OPPORTUNITIES TRUST


By: /s/ George R.
Aylward

Name:	George R. Aylward
Title:    President


PHOENIX INVESTMENT COUNSEL, INC.


By: /s/ John H.
Beers

Name:	John H. Beers
Title:   Vice President and Clerk



ACCEPTED:

GOODWIN CAPITAL ADVISERS, INC.


By: /s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary



SCHEDULE F

DESIGNATED SERIES

Phoenix CA Tax-Exempt Bond Fund
Phoenix Core Bond Fund
Phoenix Diversifier PHOLIO
Phoenix Money Market Fund
Phoenix Multi-Sector Fixed Income Fund
Phoenix Multi-Sector Short Term Bond Fund
Phoenix Senior Floating Rate Fund
Phoenix Wealth Accumulator PHOLIO
Phoenix Wealth Builder PHOLIO
Phoenix Wealth Guardian PHOLIO


POT & PIC 2nd Amend to SAA (Goodwin) - Sr Floating Rate Fd 01312008.doc